Exhibit 10.3
[Date]
[Name]
[Address]
Global ID: XXX-XX- [####]
Dear [Name]:
RE: CONEXANT SYSTEMS, INC. RESTRICTED STOCK UNIT AWARD GRANT NOTICE (2000 NON-QUALIFIED STOCK PLAN)
Conexant Systems, Inc. (the “Company”), pursuant to Section 4(b) of its 2000 Non-Qualified Stock Plan (the “Plan”), hereby grants to you (“Participant”) a restricted stock unit award covering the number of shares of the Company’s Stock set forth below (the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement and the Plan, both of which are available on the Company’s Intranet and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control. To access this information, please go to Conexant NextWeb, select Departments, Human Resources, Compensation, Stock Administration. If you have any questions, please contact Stock Administration at (949) 483-4525 or stock.admin@conexant.com. Please read all documents carefully.

Participant:	[Name]
Date of Grant:	[Date]
Vesting Commencement Date:	[Date]
Number of Shares Subject to Award:	[XXX]
Consideration:	Participant’s Services

Vesting Schedule:	One-hundred percent (100%) of the shares covered by the Award will vest on the first anniversary of the Vesting Commencement Date.
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Award Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Award Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject, with the exception of (i) restricted stock unit awards previously granted and delivered to Participant under the Plan and (ii) any employment agreement executed by the Company and Participant.
CONEXANT SYSTEMS, INC.
Michael Vishny
Senior Vice President, Human Resources

Conexant Systems, Inc.
2000 Non-Qualified Stock Plan
Restricted Stock Unit Award Agreement
     Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Conexant Systems, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award under Section 4(b) of the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan (the “Plan”) for the number of shares of the Company’s common stock (the “Stock”) indicated in the Grant Notice (collectively, the “Award”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your Award are as follows.
     1. Grant of the Award. This Award represents the right to be issued on a future date the number of shares of the Company’s Stock as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Stock subject to the Award. This Award was granted, and the Stock to be delivered pursuant to Section 2 of this Agreement shall be deemed paid, in whole or in part, in consideration of your services to the Company in the amounts and to the extent required by law. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the shares or the delivery of the underlying Stock.
     2. Distribution of Shares of Stock. Subject to Section 3 below, the Company will deliver to you a number of shares of Stock equal to the number of vested shares of Stock subject to your Award on the date of your termination of service as a member of the Board of Directors of the Company (the “Board”) that qualifies as a “separation from service” for purposes of Section 409A of the Code, or if earlier, as soon as administratively practicable after the date of your death. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that the Company determines that (i) you are subject to the Company’s policy permitting officers, directors and other Employees who have access to the Company’s internal financial statements or other material nonpublic information to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Stock in the public market and any shares of Stock covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s Stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares of Stock from your distribution, then such shares of Stock shall not be delivered on such Original

Distribution Date and shall instead be delivered as soon as practicable within the next open “window period” applicable to you pursuant to such policy or the next day when you are not prohibited from selling shares of the Company’s Stock in the public market; provided, however, that unless the delay until the next open window period or the next day when you are not prohibited from selling shares of the Company’s Stock in the public market would not result in the imposition of any additional taxes under the Code (including section 409A of the Code), the delivery of the shares shall not be delayed pursuant to this provision beyond the later of (i) the end of the calendar year in which the Original Distribution Date occurs, or (ii) the 90th day following the Original Distribution Date (provided that you do not have a right to designate the taxable year of the payment). Notwithstanding the foregoing, in the event of a Change in Control that is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case for purposes of Section 409A(a)(2)(A)(v) of the Code and the regulations and other guidance thereunder, then the delivery of the shares shall not be delayed and the shares shall be delivered immediately prior to the Change in Control. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
     3. Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your service as a member of the Board. Upon such termination of service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Stock. Notwithstanding the foregoing, (i) if you are removed from the Board by [at least 2/3 of] the other members of the Board for “cause”, as reasonably determined by such other members of the Board, then you shall forfeit any right under a vested Award to such distribution of shares of Stock, and (ii) the Board may, in its sole discretion, elect to accelerate the vesting of all or any portion of your Award that had not become vested on or prior to the date of such termination or to extend the vesting period beyond the date of such termination.
     4. Number of Shares. The number of shares of Stock subject to your Award referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments provided in Section 9(a) of the Plan. Notwithstanding the provisions of this Section 4, no fractional shares or rights to fractional shares of Stock shall be created pursuant to this Section 4. The Board or Committee, as appropriate, shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 4. Any shares, cash or other property that becomes subject to the Award pursuant to this Section 4 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.
     5. Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a capitalization adjustment as provided in Section 9(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

     6. Conditions to Issuance and Delivery of Shares. Notwithstanding any other provision of this Agreement or the Plan, the Company will not be obligated to issue or deliver any shares of Stock pursuant to this Agreement (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Stock than the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company.
     7. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Grant Notice to which it is attached.
     8. Compliance with Section 409A of the Internal Revenue Code. Notwithstanding anything to the contrary set forth herein, the Company may amend this Agreement and your Award at any time and in any and all respects without your consent as the Company may, in its sole discretion, deem appropriate in order to comply with the requirements of the Treasury Department regulations and other guidance governing Section 409A of the Code. The Company will notify you of any such changes made to this Agreement and your Award.
     9. Non-transferability. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock subject to the Award until the shares are issued to you in accordance with Section 2 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Stock to which you were entitled at the time of your death pursuant to this Agreement.
     10. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of Directors or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

     11. Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Stock purchased pursuant to this Agreement until such shares are issued to you pursuant to Section 2 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
     12. Withholding Obligations.
          (a) On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued to pursuant to Section 2) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
          (b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue to you a certificate for, or otherwise deliver to you, Stock in connection with your Award.
          (c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Stock or it is determined after the delivery of Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
     13. Notices. All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Board shall be delivered or sent to the Company’s headquarters, to the attention of its Chief Financial Officer. Notices to any Participant or holder of shares of Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     14. Headings. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
     15. Amendment. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Board or the Committee, as applicable, by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board or the Committee, as applicable, reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
     16. Miscellaneous.
          (a) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may not be assigned by you, except with the prior written consent of the Company.
          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
          (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
          (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     17. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that Section 2 of this Agreement will govern the timing of any distribution of Shares under your Award. The Board or the Committee, as applicable, will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board or the Committee, as applicable, will be final and binding upon you, the Company, and all other interested persons. No member of the Board or member of the Committee, as applicable, will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     18. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any subsidiary’s employee benefit plans.
     19. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state’s conflicts of laws rules.
     20. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     21. Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

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